EXHIBIT 10.02

WEB SITE LEASE AGREEMENT

     THIS WEB SITE LEASE AGREEMENT (the "Agreement") is made and entered into as of the 4th day of January, 2000 but effective as of the 1st day of November, 1999 (the "Effective Date"), by and between Lawrence F. Curtin ("Lessor") and Photovoltaics.com, Inc. ("Lessee"), a Delaware corporation.

RECITALS:

         WHEREAS, Lessor is the owner of the entire right, title and interest in and to the domain name "www.photovoltaics.com" (the "Domain Name") and certain computer and related hardware, hardware configurations, operations systems and related software, proprietary and other software algorithms, and other data and facilities assembled by Lessor for purposes of developing, operating and maintaining a currently existing site on the World Wide Web (the "Web") using the foregoing domain name (such Web site is referred to hereinafter as the "Leased Web Site");

         WHEREAS, Lessee desires to lease, for the Lease Period (as defined below), the Domain Name and the Leased Web Site for the purpose of marketing and selling Lessee's proprietary solar cells ("Lessee's Solar Cells"); and

         WHEREAS, Lessor is willing to enter into such a lease on the terms, provisions and conditions hereinafter set forth;

AGREEMENTS:

         NOW, THEREFORE, for and in consideration of $10.00, the mutual covenants, terms and conditions hereinafter expressed, and other good and valuable consideration (the receipt, adequacy and sufficiency of which the parties hereto hereby acknowledge), the parties hereto agree as follows:

                                   ARTICLE I.
                                      LEASE

         A. In consideration of the amounts to be paid by Lessee to Lessor pursuant hereto, Lessor hereby leases to Lessee for the Lease Period the Domain Name and the Leased Web Site, upon the terms, provisions and conditions set forth herein. Lessee shall have the right to use, operate, possess, and control the Domain Name and the Leased Web Site during the Lease Period (subject to all restrictions set forth herein), provided Lessee is not in default of the lease payments required herein or any other provision of this Agreement.

         B. Lessee shall use the Domain Name and the Leased Web Site solely for marketing and selling Lessee's Solar Cells (the "Permitted Purpose") and for no other purposes whatsoever. Lessee may not use the Domain Name or the Leased Web Site to facilitate any illegal activity. All use of the Leased Web Site and the Domain Name must comply with all applicable state, federal and international laws and regulations. Lessee shall not operate the Leased Web Site in a manner, and Lessee shall not offer at the Leased Web Site sales or services, that Landlord reasonably believes to be offensive or not in keeping with the Permitted Purpose.

         C. Lessee shall have the right to have the Leased Web Site hosted by any provider that Lessee chooses and to have the Domain Name redirected to another Uniform Resource Locater (a "URL"), provided that, prior to doing so, Lessee gives to Lessor in writing all relevant information in this regard and (as requested by Lessor) such other information as Lessor may reasonably request at that time or at any time thereafter.

         D. Lessee shall not have the right to sublease or assign the Domain Name or the Leased Web Site (or any portion of either of the same) except with the express prior written consent of Lessor, which Lessor may grant or withhold in his sole discretion. Any sublease or assignment of the Domain Name or the Leased Web Site in violation of this ARTICLE I, Section D shall be null, void and without effect.

                                   ARTICLE II.
                                 LEASE PAYMENTS

                  A. For purposes of computing lease payments under this Agreement, "Net Sales Price" shall mean Lessee's invoice price for the Lessee's Solar Cells, f.o.b. factory, after deduction of regular trade and quantity discounts, but before deduction of any other items, including but not limited to freight allowances, cash discounts, and agents' commissions. When Lessee's Solar Cells are not sold, but are otherwise disposed of, the Net Sales Price of such Lessee's Solar Cells for the purposes of computing lease payments shall be the selling price at which Lessee's Solar Cells of similar kind and quality, sold in similar quantities, are currently being offered for sale by Lessee. When such Lessee's Solar Cells are not currently being offered for sale by Lessee, the Net Sales Price of Lessee's Solar Cells otherwise disposed of, for the purpose of computing lease payments, shall be the average selling price (on a cost-per-watt basis) at which products of similar kind and quality, sold in similar quantities, are then currently being offered for sale by other manufacturers. When such products are not currently sold or offered for sale by Lessee or others, then the Net Sales Price, for the purposes of computing lease payments, shall be Lessee's cost of manufacture, determined by Lessee's customary accounting procedures, plus one hundred percent (100%). In order to assure to the Lessor full lease payments contemplated in this Agreement, Lessee agrees that in the event any Lessee's Solar Cells shall be sold for purposes of resale either (1) to a corporation, firm, or association that, or individual who, owns a controlling interest in Lessee by stock ownership or otherwise, or (2) to a corporation, firm, or association in which Lessee or its stockholders own a controlling interest by stock ownership or otherwise, the lease payments to be paid in respect to such Lessee's Solar Cells shall be computed on the net selling price at which the purchaser for resale sells such Lessee's Solar Cells rather than on the net selling price of the Lessee.

         B. Lessee shall pay to Lessor continuing lease payments of five percent (5.0%) of the Net Sales Price of Lessee's Solar Cells sold or otherwise disposed of by Lessee by means of the Leased Web Site. All amounts that become due to Lessor pursuant to this ARTICLE II, Section B with respect to a calendar quarter shall be paid to Lessor within thirty (30) days after the end of such calendar quarter.

         C. Lessee shall maintain complete books and records with respect to the sale or other disposition of Lessee's Solar Cells by means of the Leased Web Site. Within thirty (30) days after the end of each calendar quarter, Lessee shall render to Lessor a written statement regarding the sale or other disposition of Lessee's Solar Cells by means of the Leased Web Site during such calendar quarter. If any error is made by Lessee in any statement, it may be corrected by Lessee within one year thereafter by making any necessary deductions or additions on subsequent statements, or at Lessee's option by the rendering of an amended statement. Any statement rendered by Lessee shall conclusively be deemed true and correct and binding upon Lessor, shall constitute an account stated and shall be incontestible unless Lessor delivers to Lessee, within 13 months from the date such statement was delivered to Lessor, specific written objections, setting forth specific transactions or items objected to and the basis of such objections. Any recovery by Lessor shall be limited to those items specifically objected to in writing by Lessor within said 13 months. Lessor shall have the right to examine the books and records of Lessee to the extent they pertain to the sale or other disposition of Lessee's Solar Cells by means of the Leased Web Site. Such examination shall be made during reasonable business hours, upon reasonable advance written notice, at the regular place of business of Lessee where such books and records are maintained, and shall be conducted on Lessor's behalf, at Lessor's expense, by Lessor or his designee. Such examination shall not be made more frequently than annually, unless Lessor discovers a material error in a statement, whereupon Lessor may conduct an examination with respect to the next four quarterly statements notwithstanding anything else contained herein. Moreover, not more than one examination shall be made with respect to any statement rendered hereunder. With respect to any statement previously rendered by Lessee, such examination shall be permitted only for a period of 13 months from the date such statement was mailed or delivered to Lessor. Lessor's examination shall be limited to those records relating to the sale or other disposition of Lessee's Solar Cells by means of the Leased Web Site and under no circumstances shall Lessor have the right to examine records relating to Lessee's business generally.

                                                    ARTICLE III.
                                                  DUTIES OF LESSOR

         A. Promptly after the execution of this Agreement, Lessor shall give to Lessee full access to and possession of the hardware and software then being used to operate and maintain the Leased Web Site and access to the benefit of all agreements and contracts relating thereto to the extent that such access will not result in the ability to terminate or assess a penalty thereunder. Except upon expiration or termination of this Agreement, Lessor shall not during the Lease Period reacquire possession of the foregoing.

         B. Lessor shall not be under any liability or obligation in any manner with regard to the operation or maintenance of the Leased Web Site. Lessee shall have absolute control over and responsibility for the Leased Web Site during the Lease Period, subject to all restrictions set forth herein. Lessor shall have no obligations hereunder but to give to Lessee initial full access to and possession of the Leased Web Site and not reacquire possession thereof until the termination of this Agreement. Without any limitation on the foregoing, Lessor shall have no obligations to do any of the following:

                  (1)      configure,   maintain  or  modify  hardware  or
                           software believed necessary for the operation of the Leased Web Site;

                  (2) be responsible for the design of the features or functions of the Leased Web Site;

                  (3) create, format or load content into the Leased Web Site, or host, run, maintain or modify such content;

                  (4)      maintain Internet connectivity for the Leased Web
                           Site;

                  (5) keep the Leased Web Site available for any period of time;

                  (6) maintain redundant hardware or software as backup in the event of the failure of, or damage to, all or any portion of the Leased Web Site;

                  (7)      assist with graphic design or content;

                  (8) assist with advertising or traffic promotion to the Leased Web Site; or

                  (9) be responsible for the maintenance of security measures.

                                   ARTICLE IV.
                                DUTIES OF LESSEE

         A. Lessee shall assume all obligation, liability and expense concerning possession of the Leased Web Site, and for its use, operation and condition during the Lease Period. Lessee shall, at Lessee's expense, maintain the Leased Web Site in good condition and operating order. Lessee agrees to continue the operation of the Leased Web Site throughout the entire Lease Period.

         B. Lessee hereby agrees to operate, maintain, and conduct Lessee's business on, the Leased Web Site according to regularly accepted high standards and will use its best efforts to create, maintain and promote a decent, acceptable, respectable, tasteful and professional image and reputation for the Leased Web Site. Lessee hereby agrees to consult and cooperate with Lessor, and take under serious considerations suggestions made by Lessor, in this regard. Any unresolvable disagreement regarding the effects on the image and reputation of the Leased Web Site of Lessee's operation, maintenance and use of the Leased Web Site or the Domain Name shall be submitted to arbitration in Dade County, Florida pursuant to the rules of the American Arbitration Association, Commercial Division.

         C. Lessee shall be solely liable and responsible for obtaining, maintaining, keeping and/or reobtaining any and all approvals, authorizations, licenses, variances and/or permits from any private party and/or from any governmental and/or quasi-governmental agencies required and/or suggested for and/or in connection with the use of the Domain Name and the Leased Web Site.

         D. Lessee is liable for, shall be required to pay on or before their due dates, all sales taxes, use taxes, personal property taxes, and any other taxes or governmental charges imposed on the Leased Web Site or the Domain Name or based on the amount of lease payments to be made under this Agreement. Lessee shall promptly notify Lessor and send Lessor copies of any notices, reports, and inquiries received by Lessee from taxing authorities concerning delinquent taxes, fees, charges, or other assessments. If any taxing authority requires that a tax as described in this Section be paid to the taxing authority directly by Lessor, Lessee shall, on notice from Lessor, pay to Lessor the amount of the tax, together with the next lease payment. Lessee shall have the right at Lessee's own expense to contest the validity or amount of any tax referred to in this Section by legal proceedings promptly instituted and diligently conducted. Lessee shall pay the tax demanded by the taxing authority before initiating any proceedings. If taxes are reduced or cancelled, Lessee shall be entitled to the refund for any taxes previously paid by Lessee, provided that Lessee is not in default under any of the terms and conditions of this Lease.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         A. Lessor hereby represents and warrants that he is the owner of the entire right, title and interest in and to the Leased Web Site and the Domain Name, he has the sole right to enter into a lease of the scope herein provided, and (to the best of his knowledge) the use of the Leased Web Site and the Domain Name by Lessee will not infringe the rights of any other person.

         B. LESSEE EXPRESSLY ACKNOWLEDGES THAT IT HAS DILIGENTLY EXAMINED THE LEASED WEB SITE AND HAS DETERMINED THAT IT IS SUITABLE FOR LESSEE IN ALL RESPECTS AND/OR FOR LESSEE'S INTENDED PURPOSES, AND LESSEE ACCEPTS THE LEASED WEB SITE IN ITS CURRENT CONDITION, "AS IS" "WHERE IS". LESSEE EXPRESSLY REPRESENTS AND WARRANTS UNTO LESSOR THAT IT HAS THE SKILL, JUDGMENT AND BUSINESS ACUMEN NECESSARY TO MAKE SUCH DETERMINATIONS, AND LESSEE'S CONTINUED USE OF THE LEASED WEB SITE SHALL BE DEEMED LESSEE'S ACCEPTANCE OF THE LEASED WEB SITE IN ITS "AS IS, WHERE IS" CONDITION, WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE VI.
                  LIMITATIONS ON LIABILITY AND INDEMNIFICATION

         A. Lessee shall be responsible for all content and graphics placed by it on the Leased Web Site, and Lessor shall have no responsibility or liability therefor.

         B. Lessee assumes all risks relating to the interruption of the availability of the Leased Web Site for any reason, and Lessor shall have no responsibility or liability therefor.

         C. Lessor shall indemnify Lessee and hold Lessee harmless from any damages and liabilities (including reasonable attorneys' fees and costs) arising from any breach of any agreement, representation or warranty made by Lessor herein. Lessor's maximum liability to Lessee under this Agreement, regardless on what basis liability is asserted, shall in no event exceed the total amount paid to Lessor under this Agreement. Lessor shall not be liable to Lessee for any incidental, consequential, punitive or special damages.

         D. Lessee shall indemnify Lessor and hold Lessor harmless from any damages and liabilities (including reasonable attorneys' fees and costs) (1) arising from any breach of any agreement, representation or warranty made by Lessee herein, (2) arising out of any use of the Leased Web Site or the Domain Name, except to the extent that such use results in a claim for infringement because of Lessee's use of the Leased Web Site (in its state on the Effective
Date) or the Domain Name, and Lessor knew or should have known that Lessee's use of the Leased Web Site in such state or the Domain Name would result in the infringement of the rights of another person, (3) arising out of any alleged defects or failures to perform of the Lessee's Solar Cells or any product liability claims or use of the Lessee's Solar Cells, or (4) any claims arising out of advertising, distribution or marketing of the Lessee's Solar Cells.

                                  ARTICLE VII.
                   INTELLECTUAL PROPERTY RIGHTS AND PROTECTION

         A. The Leased Web Site and the Domain Name shall be deemed and shall remain the property of Lessor. Lessee shall not have or at any time acquire any right, title, equity, or other interest in the Leased Web Site or the Domain Name, except the right to possession and use as provided for in this Agreement. Lessee hereby agrees that it shall not at any time contest anywhere in the world Lessor's ownership rights in the Leased Web Site or the Domain Name. Lessee hereby agrees that it shall not at any time trademark, patent or copyright the Domain Name.

         B. Improvements in the Leased Web Site (an "Improvement") made by Lessee shall be the exclusive property of Lessee. Lessee hereby grants to Lessor a worldwide, royalty-free, perpetual license under all Improvements, together with the right to sublicense others. Except with regard to Lessee's use of the Improvements in connection with the Leased Web Site, Lessor's license shall be exclusive. In the event Lessee does not wish to seek governmental protection of any Improvement, it shall so notify Lessor prior to any public divulging thereof and upon the request of Lessor, execute and procure the execution of any and all applications and papers necessary or desirable to enable Lessor to seek governmental protection and whatever assignments or transfer instruments are necessary or required to effectuate ownership of the rights in Lessor in any and all countries of the world which Lessor may elect. Any expense incurred in the prosecution of such governmental protection by Lessor shall be borne by Lessor.

         C. In the event that either party learns of imitations or infringements of the Leased Web Site or the Domain Name or any item relating thereto, that party shall notify the other in writing of the infringements or imitations. Lessor shall have the right to commence lawsuits against third persons arising from such infringement. In the event that Lessor does not commence a lawsuit against an alleged infringer within 60 days of notification by Lessee, Lessee may commence a lawsuit against the third party. Before the filing suit, Lessee shall obtain the written consent of Lessor to do so, and such consent shall not be unreasonably withheld. Lessor shall cooperate fully and in good faith with Lessee for the purpose of securing and preserving Lessee's rights to the Leased Web Site and the Domain Name. Any recovery (including, but not limited to a judgment, settlement or licensing agreement included as resolution of an infringement dispute) shall be divided equally between the parties after deduction and payment of reasonable attorneys' fees to the party bringing the lawsuit.

                                  ARTICLE VIII.
                          LEASE PERIOD AND TERMINATION

         A. The term of this Agreement (the "Lease Period") shall commence upon the Effective Date and shall expire on midnight on December 31, 2050, unless sooner terminated pursuant to a provision of this Agreement.

         B. Lessee may terminate this Agreement at any time upon sixty (60) days' prior written notice to Lessor.

         C. If either party shall be in default of any obligation hereunder, or shall have filed a petition of bankruptcy or reorganization, have had filed against it an involuntary proceeding, be adjudged bankrupt, become insolvent, have made an assignment for the benefit of creditors, or been placed in the hands of a receiver, trustee in bankruptcy, receiver or liquidator, the other party may terminate this Agreement by giving sixty (60) days' prior written notice to the other party, specifying the basis for termination. If within sixty
(60) days after the receipt of such notice, the party who received notice shall remedy the condition forming the basis for termination, such notice shall cease to be operative, and this Agreement shall continue in full force.

         D. This Agreement shall automatically terminate upon the termination of that certain License Agreement of even date herewith between Lessor and Lessee, pursuant to ARTICLE VIII, Sections B, C or D thereof.

         E. Upon the termination of this Agreement, the following events shall occur:

         (1) all rights granted to Licensee under this Agreement shall immediately terminate and revert to Licensor;

         (2) Lessee shall give to Lessor full access to and possession of the hardware and software then being used to operate and maintain the Leased Web Site; and

         (3) within 30 days after termination, Lessee shall furnish a final written statement regarding the sale of Lessee's Solar Cells from the date of the last such statement to the date of termination and a final lease payment in accordance with
                  ARTICLE II, Section B hereof with regard to such sales.

         F. The obligations under the following provisions of this Agreement shall survive any termination of this Agreement:

         (1)      the lease  payment  and related  provisions  of ARTICLE II and
                  ARTICLE VIII, Sections E(3), relating to the final lease payment;

         (2) the tax provisions of ARTICLE IV, Section D regarding taxes accruing prior to the date of termination;

         (3)      the limitation on liability and indemnification provisions of
ARTICLE VI;

         (4) the intellectual property provisions of ARTICLE VII, Sections A and B; and

         (5) the miscellaneous provisions of ARTICLE IX.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         A. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

         B. Except as otherwise provided in the case of ARTICLE IV, Section B, the parties consent to the exclusive jurisdiction and venue of the federal and state courts located in Dade County, Florida in any action arising out of or relating to this Agreement. The parties waive any other venue to which either party might be entitled by domicile or otherwise.

         C. This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the Leased Web Site and the Domain Name. A provision of this Agreement may be altered only by a writing signed by both parties.

         D. The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby. In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, Lessor, by written notice to Lessee, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

         E. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

         F. Nothing contained in this Agreement shall be construed to place the parties in the relationship of agent, employee, franchisee, officer, partners or joint ventures. Neither party may create or assume any obligation on behalf of the other..

         G. Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served, sent by United States mail, sent by an overnight courier who keeps proper records regarding its deliveries, faxed or e-mailed. Notice shall be deemed to have been given if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed, or if sent by overnight courier as aforesaid with charges being billed to the sender, when received by the party being notified, or if faxed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the fax was properly received, or if e-mailed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the e-mail was properly received. As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks. For purposes of this Agreement, the physical addresses, fax numbers and e-mail addresses of the parties hereto shall be the physical addresses, fax numbers and e-mail addresses as set forth on the signature pages of this Agreement. Any party to be notified hereunder may change its physical address, fax number and e-mail address by notifying each other party hereto in writing as to the new physical address, fax number and e-mail address for sending notices.

         H.       Time is of the essence.

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






         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate on the date set forth above.



                                    /s/ Lawrence F. Curtin
                                    Lawrence F. Curtin

                                    Address:_____________________________

                                    -----------------------------------

                                    Fax no:______________________________

                                    E-mail Address:_____________________________

                                    PHOTOVOLTAICS.COM, INC.


                                    By: /s/Harvey Judkowitz
                                    Harvey Judkowitz, Treasurer

                                    Address:_____________________________

                                    ------------------------------------

                                    Fax no:______________________________

                                    E-mail Address:_____________________________